EXHIBIT 10.1

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) entered into as of _________, sets forth the terms and conditions of an award (this “Award”) of restricted stock granted by Panacea Life Sciences Holdings, Inc. a Nevada corporation (the “Company”), to _______ (the “Recipient”).

WHEREAS, pursuant to the Company’s Amended and Restated 2021 Equity Incentive Plan (the “Plan”), the Company is of the opinion that its interests will be advanced by granting the Recipient a proprietary interest in the Company. Receipient will participate as ____________.

NOW, THEREFORE, in consideration of services rendered to the Company by the Recipient and other good and valuable consideration, receipt of which is acknowledged, the Company hereby grants this award to the Recipient on the terms expressed herein.

1. Award. On _______ (the “Grant Date”), the Recipient was granted ______ shares of restricted common stock (“Restricted Stock”) pursuant to the Plan on the terms and conditions herein set forth.

2. Vesting. The Restricted Stock vests as follows: one-half of the shares are fully vested and the remainder shall vest on the one-year anniversary of the Grant Date (which is ____________subject to the Recipient’s continued services to the Company as of the vesting date. In lieu of fractional vesting, the shares shall be rounded up until fractional shares are eliminated. The Restricted Stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission.

3. Forfeiture. Notwithstanding any other provision of this Agreement, at the option of the Board of Directors or the Compensation Committee, all shares of Restricted Stock subject to this Agreement shall be immediately forfeited in the event of the Recipient:

(a) Purchasing or selling securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect;

(b) Breaching any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(c) Competing with the Company;

(d) Recruiting Company personnel after ceasing to be a director;

(e) Acting in a disloyal manner to the Company; or

(f) Acting against the interests of the Company.

Notwithstanding any other provision of this Agreement, in accordance with Section 24(a) of the Plan, at the discretion of the Board or the Compensation Committee (as defined in the Plan), all Restricted Stock, whether vested or unvested, will be subject to forfeiture.

4. Profits from the Sale of Restricted Stock; Cancellation. If any of the events specified in Section 3 of this Agreement occur within one year from the last day of service to the Company (the “Termination Date”), all profits earned from the Recipient’s sale of the Company’s Restricted Stock during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Recipient to the Company. Further, in such event, the Company may at its option cancel the shares of Restricted Stock granted under this Agreement. The Company’s rights under this Section 4 do not lapse one year from the Termination Date but are contract rights subject to any appropriate statutory limitation period.

5. Stop-Transfer Notices. The Recipient agrees that, in order to ensure compliance with the restrictions referred to herein and in the Plan, the Company may issue appropriate stop transfer instructions to its transfer agent.

6. Refusal to Transfer. The Company shall not be required to transfer on its books any of the Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or to treat as owner of such Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Stock shall have been so transferred.

7. Tax Withholding. The Recipient acknowledges and agrees that the Company may require the Recipient to pay, or may withhold from sums owed by the Company to the Recipient, any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income tax purposes. The failure to pay the required taxes to the Company within 10 days after written request shall permit the Company to decline to remove the restrictive legend on the stock certificate.

8. No Guarantee of Continued Service. The Recipient acknowledges and agrees that the Restricted Stock shall vest only in accordance with the vesting schedule set forth in Section 2 of this Agreement, subject to continued services to the Company as of each applicable vesting date, or through a Change of Control of the Company as defined in this Section 8. The Recipient further acknowledges and agrees that neither this Agreement nor the vesting schedule set forth herein constitute an express or implied promise of continued service to the Company and shall not interfere with the Company’s shareholders’ or the Recipient’s right to terminate the Recipient’s relationship with the Company at any time, with or without cause. In the event of a Change of Control, as defined below, all Unvested Shares will immediately vest as of one minute prior to the Change of Control.

“Change of Control” shall mean:

(1) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities to any Person who is not an Affiliate and a replacement of the majority of the members of the Board under Paragraph (4) below. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934). For purposes of this definition, the term “Affiliate” shall mean any Person who is an executive officer, director or  more than 10% shareholder of the Company or who, directly or indirectly, individually or through any person or entity, has the power to control the Company;

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(2) A sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company;

(3) Any consolidation or merger of the Company, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation’s then outstanding securities; or

(4) Within a 12 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director.

9. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email delivery followed by overnight next day delivery, as follows:

The Recipient:	To the Recipient at the address on the signature page of this Agreement

The Company:	Panacea Life Sciences Holdings, Inc.
5910 S University Blvd.
C18-193
Greenwood Village, CO 80121
Attention: Leslie Buttorff

or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

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10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

11. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding that is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

12. Parties Bound by Plan. The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and the Optionee’s respective successors in interest.

13. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

14. Entire Agreement. This Agreement represents the entire agreement and understanding between the parties and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties. Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement.

15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance whether sounding in contract, tort or otherwise shall be governed or interpreted according to the laws of Nevada without regard to choice of law considerations.

16. Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

PANACEA LIFE SCIENCES HOLDINGS, INC.

By:
Leslie Buttorff, Chief Executive Officer

RECIPIENT

By:

Address of the Recipient:

Email address: _____________________________________

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